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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Quarterdeck Corporation:

     We consent to the incorporation by reference in the registration statements (No. 333-04606, 333-10269, No. 333-22325, and No. 333-38693) on Form S-3, the
registration statement (No. 33-98456) on Form S-4 and the registration statements (No. 333-01766, No. 333-04602, 333-26107, and 333-26105) on Form S-8
of Quarterdeck Corporation of our report dated November 7, 1997, except for the first paragraph of note 13, which is as of December 19, 1997, with respect to the consolidated balance sheets of Quarterdeck Corporation and subsidiaries as of September 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997, and the related schedule, which report appears in the September 30, 1997 annual report on Form 10-K of Quarterdeck Corporation.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
December 23, 1997